SCHEDULE 14A
Proxy StatementPursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

MODUSLINK GLOBAL SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

PEERLESS SYSTEMS CORPORATION
TIMOTHY E. BROG
JEFFREY A. WALD
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

ISS Proxy Advisory Services Supports Peerless Nominee for ModusLink Board and
Recommend Stockholders Vote the Gold Proxy Card

Stamford, Connecticut, January 10, 2012 — Peerless Systems Corporation (Nasdaq: PRLS) announces that ISS Proxy Advisory Services (ISS), one of the nation's leading independent proxy advisory firms, has concluded that Peerless has made a compelling case that change at the ModusLink Global Solutions, Inc. (Nasdaq: MLNK) Board is needed and recommends a vote on the GOLD proxy card to elect Peerless nominee, Jeffrey Wald, to the ModusLink Board at the upcoming January 20, 2012 Annual Meeting of Stockholders.

ISS reached their recommendation after fully examining ModusLink’s lackluster operating results, poor stock price performance, misaligned executive compensation practices and weak corporate governance oversight, among other areas of stockholder concern.

The ISS research report states, “On balance, the persistent, long-term underperformance that has eroded most of ModusLink’s shareholder value since the transition to a supply chain solutions provider, the apparent lack of urgency to deliver change proactively, and the company’s governance regime (particularly, as it relates to shareholder rights) support the dissident’s case that change is warranted at the board level.”

ISS also states that ModusLink’s arguments against the Peerless nominees are weak “given the company's lackluster long-term operating performance, the long-term negative trend in Total Shareholder Return, and even the economic incentives of the two dissident nominees, who represent a significant shareholder.”

Peerless’ CEO and ModusLink board nominee Timothy Brog commented, “We are extremely pleased to get such a strong recommendation from ISS.  With support like this, 2012 will mark the beginning of a new direction at ModusLink, which will be led by an improved board of directors focused on building long-term stockholder value.  We strongly encourage stockholders to vote the GOLD proxy card for the election of Peerless’ highly qualified nominees, Timothy Brog and Jeffrey Wald, at the Company’s upcoming Annual Meeting.”

To support change PLEASE VOTE THE GOLD CARD today.

Finally, it is important to note that a vote on management’s white proxy card against the ModusLink’s nominees is not the same thing as a vote on the GOLD proxy card in favor of Peerless’ nominees.

Stockholders who have returned a white proxy card to the Company can change their vote by voting the Peerless GOLD proxy card today.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

PEERLESS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON DECEMBER 7, 2011 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD RELATING TO PEERLESS’ SOLICITATION OF PROXIES FROM STOCKHOLDERS OF MODUSLINK GLOBAL SOLUTIONS, INC. FOR USE AT THE 2011 ANNUAL MEETING.  PEERLESS STRONGLY ADVISES ALL MODUSLINK STOCKHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Stockholders are able to obtain free copies of the Proxy Statement filed with the SEC by Peerless through the website maintained by the SEC at www.sec.gov.  In addition, investors will be able to obtain free copies of the Proxy Statement from Peerless by contacting Timothy Brog, Peerless Systems Corporation, 300 Atlantic Street, Suite 301, Stamford, CT 06901.  Peerless and its nominees will be soliciting proxies from stockholders of ModusLink Global Solutions, Inc. in connection with the election of directors and other matters. Information concerning these participants and their interests in the solicitation will be set forth in the proxy statement filed with the SEC.

*  *  *  *  *  *  *  *

About Peerless Systems Corporation

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

Contact:
Peerless Systems Corporation
Timothy E. Brog
Chief Executive Officer
203-350-0040